Exhibit 4.8

VOYA FINANCIAL, INC.

VOYA HOLDINGS INC.

EIGHTH SUPPLEMENTAL INDENTURE

Dated as of              , 2022

to the Indenture Dated as of July 13, 2012

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION

As Trustee

TABLE OF CONTENTS

		PAGE
ARTICLE 1
DEFINITIONS

Section 1.01.	Definitions	1

ARTICLE 2
AMENDMENTS

Section 2.01.	Conditional Notice of Redemption	1
Section 2.02.	Deletion of Dissolved Subsidiaries	2

ARTICLE 3
MISCELLANEOUS

Section 3.01.	Trust Indenture Act Controls	3
Section 3.02.	Governing Law	3
Section 3.03.	Multiple Counterparts	3
Section 3.04.	Severability	3
Section 3.05.	Relation to Indenture	3
Section 3.06.	Ratification	3
Section 3.07.	Effectiveness	3
Section 3.08.	Trustee Not Responsible for Recitals	3

i

EIGHTH SUPPLEMENTAL INDENTURE

EIGHTH SUPPLEMENTAL INDENTURE (this “Eighth Supplemental Indenture”), dated as of      , 2022, among VOYA FINANCIAL, INC., a Delaware corporation (the “Company”), having its principal executive offices at 230 Park Avenue, New York, New York 10169, VOYA HOLDINGS INC., a Connecticut corporation, as the initial Subsidiary Guarantor hereunder, and U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION (as successor in interest to U.S. BANK NATIONAL ASSOCIATION), a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the initial Subsidiary Guarantor and the Trustee executed and delivered an Indenture, dated as of July 13, 2012 (the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series as provided in the Indenture.

WHEREAS, Section 10.01(j) of the Indenture provides that the Company, when authorized by a Board Resolution, and the Trustee may, without consent of Holders, enter into one or more indentures supplemental thereto, in form satisfactory to the Trustee, to add to, change or eliminate any of the provisions of the Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding.

WHEREAS, this Eighth Supplemental Indenture will not apply to any Security Outstanding as it will not apply to any Security of any series created prior to the execution of this Eighth Supplemental Indenture and will apply only to Securities of a series created pursuant to the Indenture on or after the date hereof.

WHEREAS, the Company desires, and has requested, the Trustee to join with it in entering into this Eighth Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Section 10.01 of the Indenture.

WHEREAS, all things necessary to make this Eighth Supplemental Indenture a legal, valid and binding supplement to the Indenture according to its terms and the terms of the Indenture have been done.

NOW, THEREFORE, the Company and the Trustee mutually covenant and agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Definitions. For all purposes of this Eighth Supplemental Indenture, except as otherwise expressly provided for or unless the context otherwise requires, capitalized terms used but not defined herein shall have the respective meanings assigned to them in the Indenture.

ARTICLE 2

AMENDMENTS

Section 2.01. Conditional Notice of Redemption.

(a) Subject to Section 3.05 of this Eighth Supplemental Indenture, paragraph (a) of Section 3.04 Notice of Redemption of the Indenture shall be amended to add the following as the final paragraph of such paragraph (a):

“Any notice of redemption of Securities to be redeemed at the option of the Company additionally may state that such redemption shall be conditional, in the Company’s discretion, on one or more conditions precedent, and that such conditional notice of redemption may be rescinded by the Company if it determines that any or all such conditions will not be satisfied by the Redemption Date, and that in such event, such redemption notice shall be of no further force or effect and the Company shall not be required to redeem the applicable Securities on the Redemption Date or otherwise.

In the event a notice of redemption contains such a condition or conditions and the Company determines that any or all such conditions will not be satisfied prior to the Redemption Date, the Company shall provide written notice to the Trustee prior to the close of business at least one (1) Business Day prior to the Redemption Date. Such notice may provide that the redemption notice shall be rescinded and the redemption shall not occur, as determined by the Company in accordance with the preceding paragraph and, upon receipt of such notice, the notice of redemption shall be rescinded and the redemption shall not occur, as provided in such notice. Upon receipt of such notice, the Trustee shall provide such notice to each Holder of the applicable Securities in the same manner in which the notice of redemption was provided.”

(b) Subject to Section 3.05 of this Eighth Supplemental Indenture, Section 3.06 Securities Payable on Redemption Date of the Indenture shall be deleted, and amended and restated in its entirety to read as follows:

“(a) Notice of redemption having been given as aforesaid, and, in the case of a conditional notice of redemption, not thereafter rescinded in accordance with Section 3.04, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and, from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with such notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 2.07.

(b) Except in the case of a redemption of Securities to be redeemed at the option of the Company where the redemption notice therefor has been rescinded, if any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal (and premium, if any) shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.”

Section 2.02. Deletion of Dissolved Subsidiaries.

(a) Subject to Section 3.05 of this Eighth Supplemental Indenture, Subsection (i) of paragraph (a) of Section 5.06 Limitation on Liens of the Indenture is hereby amended and restated in its entirety, as follows:

(i) Lion Holdings, ING Life Insurance and Annuity Company, ING USA Annuity and Life Insurance Company, ReliaStar Life Insurance Company or ING Investment Management LLC;

(b) Subject to Section 3.05 of this Eighth Supplemental Indenture, Subsection (iv) of paragraph (b) of Section 5.07 Limitation on Disposition of Stock of Certain Subsidiaries of the Indenture is hereby amended and restated in its entirety, as follows:

(iv) a sale or other disposition of the stock of ING USA Annuity and Life Insurance Company.

(c) Subject to Section 3.05 of this Eighth Supplemental Indenture, the last sentence of paragraph (a) of Section 6.01 Company May Consolidate, Etc., Only on Certain Terms of the Indenture, is hereby amended and restated in its entirety, as follows:

For the avoidance of doubt, for purposes of this Section 6.01, a sale or other disposition of ING USA Annuity and Life Insurance Company, their respective assets or any assets constituting all or part of the Company’s Closed Block Variable Annuity segment shall be deemed not to constitute a sale or other disposition of all or substantially all of the Company’s properties and assets.

ARTICLE 3

MISCELLANEOUS

Section 3.01. Trust Indenture Act Controls. If any provision of this Eighth Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Eighth Supplemental Indenture by the Trust Indenture Act, the required provision shall control. If any provision of this Eighth Supplemental Indenture modifies or excludes any provision of the Trust Indenture Act which may be so modified or excluded, the latter provision shall be deemed to apply to this Eighth Supplemental Indenture as so modified or to be excluded, as the case may be.

Section 3.02. Governing Law. This Eighth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

Section 3.03. Multiple Counterparts. The parties may sign multiple counterparts of this Eighth Supplemental Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same Eighth Supplemental Indenture.

Section 3.04. Severability. Each provision of this Eighth Supplemental Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Eighth Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and a Holder shall have no claim therefor against any party hereto.

Section 3.05. Relation to Indenture. This Eighth Supplemental Indenture constitutes a part of the Indenture, the provisions of which (as modified by this Eighth Supplemental Indenture) shall apply to any series of Securities established by the Indenture, on or after the date hereof, but shall not modify, amend or otherwise affect the Indenture insofar as it relates to any series of Securities established before the date hereof or modify, amend or otherwise affect in any manner the terms and conditions of the Securities of any series established before the date hereof.

Section 3.06. Ratification. The Indenture, as supplemented and amended by this Eighth Supplemental Indenture, is in all respects ratified and confirmed. The Indenture and this Eighth Supplemental Indenture shall be read, taken and construed as one and the same instrument. All provisions included in this Eighth Supplemental Indenture supersede any conflicting provisions included in the Indenture unless not permitted by law. The Trustee accepts the trusts created by the Indenture, as supplemented and amended by this Eighth Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as supplemented and amended by this Eighth Supplemental Indenture.

Section 3.07. Effectiveness. The provisions of this Eighth Supplemental Indenture shall become effective as of the date hereof.

Section 3.08. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Eighth Supplemental Indenture.

This instrument may be executed in any number of counterparts,

each of which so executed shall be deemed to be an original,

but all such counterparts shall together constitute one and the same instrument.

[remainder of page intentionally left blank; signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eighth Supplemental Indenture to be duly executed as of the date first above written.

VOYA FINANCIAL, INC.

By:
Name:
Title:

By:
Name:
Title:

VOYA HOLDINGS INC.

By:
Name:
Title:

By:
Name:
Title:

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:
Name: David J. Ganss
Title: Vice President

[signature page to Eighth Supplemental Indenture]